EXHIBIT 99.2

                     BION ENVIRONMENTAL TECHNOLOGIES, INC.


October 31, 2007


Bion believes that the nuisance odor study conducted by air emissions experts at Clarkson University being released today is a thorough assessment representing good science conservatively applied.

The study conclusion contains the following statement: "Based on our estimates of odor emissions, it appears that a facility can be constructed with a less than 3% probability of nuisance odors..."

Achieving potential nuisance odor levels acceptable to the community will require a combination of setbacks and odor mitigating activities. Bion commits to project site selection and development consistent with the report's nuisance odor avoidance criteria. Specifically, Bion's project criteria will be to meet or exceed the central estimate provided by the evaluation study.

The OFFSET planning tool used in this nuisance odor assessment provides assurance that the project can be implemented with acceptable odor levels when applied as a project planning and site selection tool. As candidate project sites are selected, additional odor impact evaluations will be performed and shared with the public.